COLUMBIA ETF TRUST II

AMENDMENT NO. 2 TO THE

THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 6 of Article III of the Third Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust II (the “Trust”), dated October 19, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia ETF Trust II, do hereby certify that we have authorized the liquidation of Columbia Emerging Markets Core ETF and Columbia EM Strategic Opportunities ETF and have authorized the following amendment to said Declaration of Trust:

Section 6 (c) of Article III is hereby amended to read as follows:

(c)	Without limiting the authority of the Trustees set forth in this Section to establish and designate any further Series or Classes, the Trustees hereby establish and designate the following Series and Classes of Shares of the Trust:

ETF	Inception Date
Columbia Beyond BRICs ETF	8/15/2012
Columbia EM Core ex-China ETF	9/2/2015
Columbia EM Quality Dividend ETF	8/4/2011
Columbia Emerging Markets Consumer ETF	9/14/2010
Columbia India Consumer ETF	8/10/2011
Columbia India Infrastructure ETF	8/11/2010
Columbia India Small Cap ETF	7/7/2010

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of November 14, 2017.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 2 to the Agreement and Declaration of Trust on November 14, 2017.

/s/ George S. Batejan	/s/ William A. Hawkins
George S. Batejan	William A. Hawkins

/s/ Kathleen A. Blatz	/s/ Catherine James Paglia
Kathleen A. Blatz	Catherine James Paglia

/s/ Edward J. Boudreau, Jr.	/s/ Anthony M. Santomero
Edward J. Boudreau, Jr.	Anthony M. Santomero

/s/ Pamela G. Carlton	/s/ Minor M. Shaw
Pamela G. Carlton	Minor M. Shaw

/s/ William P. Carmichael	/s/ John G. Taft
William P. Carmichael	John G. Taft

/s/ Patricia M. Flynn	/s/ Alison Taunton-Rigby
Patricia M. Flynn	Alison Taunton-Rigby

/s/ William F. Truscott
William F. Truscott

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109